UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2009
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 216-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As reported in our Form 8-K filed on March 16, 2009, on March 12, 2009, Global Employment Holdings, Inc., referred to herein as Global, and Temporary Placement Service, Inc., referred to herein as TPS, a wholly owned subsidiary of Global, closed an Asset Purchase and Sale Agreement (the “Agreement”) with Eastern Staffing, LLC, d.b.a. Select Staffing, referred to herein as Select. Under the Agreement, Select purchased substantially all of the property, assets, business and contracts of TPS, excluding the accounts receivable of TPS, and Select assumed certain liabilities of TPS.
In consideration for the consent by Wells Fargo Bank, N.A., referred to herein as Wells Fargo, to the Agreement, on March 11, 2009, our subsidiaries amended the terms of their Credit and Security Agreement with Wells Fargo, referred to herein as the Credit Agreement. The material amendments to the Credit Agreement are as follows:
•	Beginning on April 30, 2009, the maximum amount of borrowings available under the Credit Agreement will be reduced from $20 million to $15 million.
•
The calculation of the interest rate on the outstanding amounts under the Credit Agreement changed. In the past, interest was calculated based on the Wells Fargo prime rate. As amended, interest is now calculated with reference to the defined term “WFBC Base Rate.” The WFBC Base Rate is defined to mean, for any day, a fluctuating rate equal to the higher of (a) the Wells Fargo prime rate in effect on such day or (b) a rate determined by Wells Fargo to be 1.50% above the daily three month LIBOR rate (the rate of interest equal to LIBOR then in effect for delivery for a three-month period).

•
The interest rate on our revolving loan is now calculated with reference to the WFBC Base Rate plus 0.5%. The interest rate on our term note is now calculated with reference to the WFBC Base Rate plus 2.75%.

•
The quarterly principal amortization payments of $20,000 payable to TPS under the $250,000 promissory note received from Select pursuant to the Agreement will be used to partially pay down the term note under the Credit Agreement.

•
We agreed not to incur or contract to incur capital expenditures of more than (a) $500,000 in the aggregate during the 2009 fiscal year and (b) $200,000 thereafter until new financial covenants are set.

•	Our ability to make new loans and advances to, and investments in, TPS may not exceed certain thresholds.
We did not pay any prepayment penalties or fees in consideration for these amendments.
In consideration for the consent to the Agreement by the holders of our Senior Secured Convertible Notes, referred to herein as the Notes, and Series A Convertible Preferred Stock, referred to herein as the Preferred Stock, on March 11, 2009, we agreed with the holders thereof to amend certain provisions of the Notes and the Preferred Stock Securities Purchase Agreement. The material amendments to the Notes and the Preferred Stock Securities Purchase Agreement are as follows:
•	The aggregate amount outstanding under the Credit Agreement may not exceed $15 million beginning on April 30, 2009.
•	The aggregate amount outstanding under the Wells Fargo revolving loans and letters of credit may not at any time exceed $10 million.
•
The maximum base interest rates (excluding default interest rate) allowed under the Credit Agreement may not exceed the WFBC Base Rate plus 3% (excluding commitment and similar per annum fees) with respect to the Wells Fargo revolving loan and the WFBC Base Rate plus 5% (excluding commitment and similar per annum fees) with respect to the Wells Fargo term note.

We did not pay any prepayment penalties or fees in consideration for these amendments.
On March 11, 2009, the holders of our Notes appointed Victory Park Management, LLC as the new collateral agent for the Notes, in replacement of Whitebox Convertible Arbitrage Partners, LP.

Item 9.01. Financial Statements and Exhibits

Exhibit #	Description	Reference

10.1	First Amendment to Credit and Security Agreement and Waiver of Default, dated as of March 11, 2009	Filed herewith

10.2	Consent and Second Amendment to Senior Secured Convertible Notes, dated as of March 11, 2009	Filed herewith

10.3	Consent and First Amendment to Preferred Stock Securities Purchase Agreement, dated as of March 11, 2009	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: March 17, 2009	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer

Exhibit Index

Exhibit #	Description	Reference

10.1	First Amendment to Credit and Security Agreement and Waiver of Default, dated as of March 11, 2009	Filed herewith

10.2	Consent and Second Amendment to Senior Secured Convertible Notes, dated as of March 11, 2009	Filed herewith

10.4	Consent and First Amendment to Preferred Stock Securities Purchase Agreement, dated as of March 11, 2009	Filed herewith